Exhibit 99.1

LuxUrban Hotels Appoints Patrick McNamee to Board of Directors

Announces Resignation of Brian Ferdinand from the Board

MIAMI, FL, - June 27, 2024 - LuxUrban Hotels Inc. (“LuxUrban” or the “Company”) (Nasdaq: LUXH), a hospitality company which leases entire existing hotels on a long-term basis and rents rooms in its hotels to business and vacation travelers, today announced the appointment of Patrick McNamee as an independent member of the Company’s Board of Directors (“Board”), effective June 27, 2024. The Company also announced that Brian Ferdinand has resigned from the Board.

Mr. McNamee is a seasoned and accomplished business leader who brings more than 30 years of experience as a public company executive, investor, and board member. He will serve as Chair of LuxUrban’s Compensation Committee and as a member of the Nominating and Corporate Governance Committee.

“Patrick brings a wealth of operating, technology, and management experience across multiple industries and global operating environments,” said Elan Blutinger, Chairman of the Board. “His diverse background and accomplishments will add depth and breadth to our Board, and we look forward to benefiting from his insights.”

“I believe that LuxUrban has tremendous potential and I welcome the opportunity to join the Board at this important moment in its evolution and re-invention as a public company,” said Mr. McNamee. “Implementing cost reductions and revenue management change takes time, but I believe there is a clear path to improve execution and strengthen operations. In addition, I have a lot of respect for one of LuxUrban’s largest shareholders, Goudy Park Capital. They were one of my largest shareholders when I was CEO of Health Insurance Innovations, and they are thoughtful, constructive, long-term investors. I look forward to working with the Board and executive team to enhance long-term shareholder value.”

About Patrick McNamee

Mr. McNamee is currently an Operating Partner at BPOC, a private equity firm. Prior to joining BPOC, he served as CEO of Health Insurance Innovations (2015-2017), a leading provider of affordable health plans, and Executive Vice President and Chief Operating Officer of Express Scripts Holding Company (2007- 2014), a pharmacy benefit manager. He has also served in senior leadership roles at Misys Healthcare Systems, various divisions of General Electric Corporation, and NBC.

Previously he served as a director, in chairman and committee chairman roles, for HD Supply Holdings, Valitas Holdings, Maxor Pharmacy Services, Skylight Health and, Health E-Commerce, Inc.

Mr. McNamee holds a bachelor’s degree in biomedical engineering and a master’s degree in electrical engineering from Marquette University.

Resignation of Brian Ferdinand from Board of Directors

As a result of Mr. Ferdinand’s resignation, the Board will remain at seven members each of whom is deemed to be independent. Mr. Ferdinand believes that a fully independent Board will facilitate LuxUrban’s next phase of growth and development.

“The executive and Board transition we commend earlier this year has produced a re-shaping of our management and governance structure, with a heavy emphasis on industry and public company executive experience and elevating corporate governance,” said Mr. Ferdinand. “These changes are, in my view, beneficial to our shareholders and to the long-term prospects of LuxUrban. While I am stepping down from my role as director, my belief in the model we created and the foundation we built remains steadfast.”

Mr. Blutinger commented, “Brian conceived and built one of the most innovative lodging and hospitality models in our industry. The Board and executive team remain committed to advancing the development of this model and building a company that can deliver long-term value. We thank Brian for his past contributions and welcome his continuing support.”

LuxUrban Hotels Inc.

LuxUrban Hotels Inc. secures long-term operating rights for entire hotels through Master Lease Agreements (MLA) and rents out, on a short-term basis, hotel rooms to business and vacation travelers. The Company is strategically building a portfolio of hotel properties in destination cities by capitalizing on the dislocation in commercial real estate markets and the large amount of debt maturity obligations on those assets coming due with a lack of available options for owners of those assets. LuxUrban’s MLA allows owners to hold onto their assets and retain their equity value while LuxUrban operates and owns the cash flows of the operating business for the life of the MLA.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). The statements contained in this release that are not purely historical are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Generally, the words “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this release are based on current expectations and belief concerning future developments and their potential effect on the Company. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements are subject to a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results of performance to be materially different from those expressed or implied by these forward-looking statements, including those set forth under the caption “Risk Factors” in our public filings with the SEC, including in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on April 15, 2024, and any updates to those factors as set forth in subsequent Quarterly Reports on Form 10-Q or other public filings with the SEC. The forward-looking information and forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information and/or forward-looking statements that are contained or referenced herein, except in accordance with applicable securities laws.

Contact

Devin Sullivan	Conor Rodriguez, Analyst
Managing Director	crodriguez@equityny.com

The Equity Group Inc.

dsullivan@equityny.com